ACCOUNTANTS' CONSENT


                                                               Exhibit 23(a)


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of JWGenesis Financial Corp. ("JWGenesis"), of our report dated March 5, 1998, appearing on page F-2 of JW Charles Financial Services, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the use of our report dated April 16, 1998 on the financial statement of JWGenesis as of January 16, 1998 included in the JWGenesis Registration Statement on Form S-4 (No. 333-47693).



/s/ PricewaterhouseCoopers LLP



Tampa, Florida
January 6, 1999